Exhibit 99.2

Aprea Therapeutics Announces Pricing of $5.5 Million Underwritten Public Offering of Common Stock

DOYLESTOWN, PA., February 22, 2023 (GLOBE NEWSWIRE) Aprea Therapeutics, Inc. (Nasdaq: APRE) (“Aprea”, or the “Company”), a biopharmaceutical company focused on developing novel synthetic lethality-based cancer therapeutics targeting DNA damage response (DDR) pathways, today announced the pricing of its previously announced underwritten public offering of 1,050,000 shares of its common stock at a public offering price of $5.25 per share. Gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $5.5 million before deducting underwriting discounts and commissions and estimated offering expenses. In addition, Aprea has granted the underwriter a 30-day option to purchase up to an additional 157,500 shares of common stock.

The net proceeds received from the public offering will enable the Company to continue developing its clinical asset, ATRN-119, its pre-clinical asset ATRN-W1051 and for general corporate purposes.

Maxim Group LLC is acting as sole book-running manager for the offering.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-250041), previously filed with the U.S. Securities and Exchange Commission (SEC) on November 12, 2020 and declared effective on November 30, 2020. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the public offering have been filed with the SEC, will form a part of the effective registration statement and will be available on the SEC’s website at www.sec.gov. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus, together with the information incorporated therein, for more complete information about Aprea and the proposed offering. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC. When available, copies of the final prospectus supplement and accompanying prospectus relating to the public offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aprea Therapeutics

Aprea Therapeutics, Inc. is a biopharmaceutical company headquartered in Doylestown, Pennsylvania, focused on developing and commercializing novel synthetic lethality-based cancer therapeutics targeting a critical pathway and some of the most central targets in DDR and cancer progression. The Company’s lead program is ATRN-119, a clinical-stage small molecule ATR inhibitor being developed for solid tumor indications. The Company’s WEE1 inhibitor is being advanced to IND submission.

Forward Looking Statement

Certain information contained in this press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, related to the anticipated offering. We may, in some cases use terms such as “future,” “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “targeting,” “confidence,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the timing, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions related to the offering and sale of shares, the grant to the underwriter of an option to purchase additional shares, our ability to complete the contemplated offering and the other risks set forth in our filings with the U.S. Securities and Exchange Commission. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investors and Media:

aprea@argotpartners.com

212-600-1902